THIS LEASE, executed in triplicate original, at Scottsdale, Arizona, this 12th day of May, 2021 by and between **Los Arcos Professional Center LLC**, having its principal place of business at Scottsdale, Arizona, hereinafter referred to as "LESSOR", and **I CORE CONNECT INC., a Nevada Corporation**, hereinafter referred to as "LESSEE".

WITNESSETH

1. **Leased Premises**: **630** Sq. Ft. +/-

The LESSOR does hereby give and lease to the LESSEE, and the LESSEE does hereby take and lease from the LESSOR, upon the terms and conditions set forth in this lease, Suite No. **104**, a description of which is attached hereto and made a part hereof; the area to be occupied by the LESSEE is hereinafter referred to as the "LEASED PREMISES". The LEASED PREMISES are a part of a building complex located at **14415 N. 73rd Street, Scottsdale, Arizona**, which building complex and the real property upon which it is constructed is hereinafter referred to as the "BUILDING".

2. **Term**:

(A) This lease is for a term of **24** month(s), commencing on the first day of **July, 2021**, and terminating on the **30th** day of **June, 2023**.

(B) If possession of the LEASED PREMISES is not delivered to the LESSEE by the commencement date, there shall be a pro rata abatement of rent from the commencement date of the lease term to such date as possession of the LEASED PREMISES shall be delivered to the LESSEE.

(C) If the LESSEE occupies the LEASED PREMISES prior to the commencement date of the lease term, all the provisions of this lease shall govern the LESSEE's occupancy. LESSEE shall pay to LESSOR prorated rent for such occupancy, but occupancy prior to the commencement date of the lease term shall not change the termination date of the lease term.

3. **Rent and Other Payments Due to LESSOR:**

(A) Rent: LESSEE agrees to pay as rental a total of $ **19,536.00**, (**NINETEEN THOUSAND FIVE HUNDRED THIRTY SIX AND NO/100 DOLLARS**) for the entirety of the lease term, payable in monthly installments on or before the first day of each month, in advance, as follows:

7/1/21 – 6/30/22 $788.00,

7/1/22 – 6/30/23 $840.00. In addition, the LESSEE shall pay any rental, excise, privilege or sales tax levied on LESSOR on account of this lease, payable with the monthly installments or on demand.

(B) Security Deposit: LESSEE further agrees to pay a security deposit in the amount of **$1,200.00**. This Security Deposit shall not be used by LESSEE as rent for the last month of the lease, but rather as security for LESSEE's faithful performance of LESSEE's obligations hereunder. If LESSEE fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, LESSOR may use, apply or retain all or any portion of the security deposit for the payment of any rent or other charge in default or for the payment of any other sum to which LESSOR may become obligated by reason of LESSEE's default, or to compensate LESSOR for any loss or damage which LESSOR may suffer thereby. If LESSOR so uses or applies all or any portion of the security deposit, LESSEE shall within ten (10) days after written demand therefor deposit cash with LESSOR in an amount sufficient to restore the security deposit to the full amount stated above and LESSEE's failure to do so shall be a material breach of this Lease. LESSOR shall not be required to keep the security deposit separate from its general accounts. If LESSEE performs all of LESSEE's obligations hereunder, the security deposit, or so much thereof as has not previously been applied by LESSOR, shall be returned, without payment of interest or other increment for its use, to LESSEE (or, at LESSOR's option, to the last assignee, if any, of LESSEE's interest hereunder) within thirty (30) days of the expiration of the term hereof.

LESSOR:________ LESSEE: [initials]

(C) Late Fees: Payments pursuant to this lease made after the fifth of the month, shall incur a late charge of One Percent (1%) per day on the out-standing balance due for each and every day until paid current. (Check returned by the bank as not honored are considered delinquent from date payment is due to LESSOR). An additional NSF (nonsufficient funds) fee shall be charged at the rate of $50.00 per NSF check.

4. **Use of Premises:**

LESSEE hereby warrants that the LEASED PREMISES shall be used as follows: **OFFICE FOR SOFTWARE COMPANY**. LESSEE shall not carry on nor permit upon the LEASED PREMISES any offensive, illegal, immoral, noisy or dangerous trade, business, occupation, or any nuisance, nor shall LESSEE operate the same in other than a safe, clean, sanitary and workmanlike manner, or in any manner that will increase the rate of insurance or make void or voidable any policy of insurance relating to the BUILDING. In the event LESSOR determines that LESSEE's use of the property has directly caused an increase in the cost of insurance or any other costs to LESSOR, LESSOR shall pass on said costs directly to LESSEE and LESSEE agrees to pay such cost to LESSOR with the next rental installment as Additional Rent. LESSOR and LESSEE, at their own respective cost shall promptly observe and keep all laws, rules, orders, ordinances, regulations, and requirements of federal, state, county, and municipal governments, and of any and all their departments which are applicable to the obligations hereunder of each party. Both parties shall also promptly comply with all rules, orders, and requirements of the Board of Fire Underwriters and Board of Health. Any violation of the use restriction shall be a material breach of the Lease.

5. **Building Rules and Regulations:**

LESSEE agrees to abide by all rules and regulations of the BUILDING imposed by the LESSOR, a copy of which is attached hereto and made a part hereof. These regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the LEASED PREMISES and the BUILDING, and as may be necessary for the proper enjoyment of the BUILDING by all tenants and their clients, customers and employees. The rules and regulations may be changed from time to time on reasonable notice to LESSEE. Breach of building rules and regulations shall not be grounds for termination of the lease unless LESSEE continues in breach of same after (10) ten days written notice by LESSOR, and then only in the event such rules or regulations have been made for the above stated purpose.

6. **Condition of Premises:**

By entry hereunder LESSEE accepts the LEASED PREMISES as is, being in good and sanitary order, condition and repair, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the LEASED PREMISES and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. LESSEE acknowledges that neither LESSOR nor LESSOR's agent has made any representation or warranty as to the suitability of the LEASED PREMISES for the conduct of LESSEE's business.

LESSOR:__________ LESSEE: [initials]

7. **Right of Inspection and Repair by LESSOR:**

LESSOR reserves the right to enter upon the LEASED PREMISES at any time during normal business hours to inspect and/or make changes or alterations which it may consider necessary for the protection of the BUILDING or to render it and its appurtenances safe, and to erect and maintain for any such purpose all necessary or proper scaffolding or other structures, and the action of LESSOR in so doing, for any of the purposes aforesaid, shall not be construed as an eviction or as a disturbance of LESSEE, or LESSEE's tenancy, nor shall LESSEE be allowed any abatement of rent or damages for any injury or inconvenience occasioned thereby; but LESSOR shall not be required to make any repairs, alterations or improvements or to expend any money upon said LEASED PREMISES during the term hereof, except in accordance with the provisions of this lease and only after receipt by LESSOR of written notice from LESSEE specifying the need of such repairs, alterations or improvements. Nothing herein above in this paragraph shall be construed as a waiver of LESSEE's right to be reimbursed for any reasonable damage caused by the wilful, negligent or careless act of LESSOR, its employees, agents or contractors.

8. **Maintenance and Repairs:**

(A) LESSOR's Obligations: Subject to the provision of Paragraph 7 and except for damage caused by any negligent or intentional act or omission of LESSEE, LESSEE's agents, employees, or invitees, LESSOR, at LESSOR's expense, shall keep in good order, condition and repair the foundations, common areas, grounds, air-conditioning/heating units, exterior walls and the exterior roof of the LEASED PREMISES. LESSOR shall not, however, be obligated to paint such exterior, nor shall LESSOR be required to maintain the interior surface of exterior walls, windows, doors, locks, or plate glass. LESSOR shall make repairs under this Paragraph 8(A) within thirty days, unless just cause is shown for an extension, after receipt of written notice of the need for such repairs. LESSEE expressly waives the benefits of any statute now or hereinafter in effect which would otherwise afford LESSEE the right to make repairs at LESSOR's expense or to terminate this lease because of LESSOR's failure to keep the LEASED PREMISES in good order, condition, and repair.

(B) **LESSEE's Obligations:**

a. Subject to the provisions of Paragraph 13 and Paragraph 8(A), LESSEE, at LESSEE's expense, shall keep in good order, condition and repair the LEASED PREMISES and every part thereof (regardless of whether the damaged portion of the LEASED PREMISES or the means of repairing same are accessible to LESSEE), including, without limiting the generality of the foregoing, all plumbing, replacement of air conditioning/heating filters monthly, ventilating, electrical and lighting facilities and equipment within the LEASED PREMISES, fixtures, interior walls and interior surface of exterior walls, ceilings, windows, doors, locks, plate glass, and skylights (if any), located within the LEASED PREMISES, unless specifically provided for under Paragraph 8(A). LESSEE shall supply and maintain all fire extinguishers for the LEASED PREMISES.

b. If LESSEE fails to perform LESSEE'S obligations under this Paragraph 8(B), LESSOR may at LESSOR's option enter the LEASED PREMISES after 10 days prior written notice to LESSEE (except in the case of an emergency, in which no notice shall be required), and put the same in good order, condition and repair, and the cost thereof, together with interest thereon at the rate of 12% per annum shall be due and payable as additional rent to LESSOR together with LESSEE's next rental installment.

LESSOR:__________ LESSEE: [initials]

9. **Additional Rent/Building Operating Costs:**

LESSOR agrees to provide and pay for water, sewer, electricity for normal office hours, property taxes and owner liability insurance and common area and building maintenance and repair, subject to LESSEE's reimbursement to LESSOR as follows:

LESSEE shall pay LESSOR an amount equal to LESSEE's Pro-rata Share of Operating Expenses over and above those that actually occurred (cash, not an accrual basis) during the calendar year **2021** (Base Year), which shall be considered Additional Rent.

LESSOR may impound monthly LESSEE's pro-rata share of any anticipated expenses in excess of the Base Year expenses. LESSOR shall provide LESSEE with an expense reconciliation prepared in accordance with general accepted accounting principles at the end of each calendar year. Additional rent due LESSOR shall be paid within thirty (30) days of notice to LESSEE of such reconciliation and expense calculation. Any overpayments, due to impounding, made by LESSEE towards excess expenses shall be immediately credited towards LESSEE's rental account or applied towards LESSEE's obligation to pay excess expenses for the subsequent calendar year. Under no circumstances shall LESSEE receive a refund nor credit should any comparison year expenses be less than the Base Year expenses.

LESSEE agrees to pay for all other services and expenses incurred by it, not specifically provided for above to be paid by LESSOR, including, but not limited to, all costs associated with telephone, interior janitorial service, signage, security, etc.

Operating Expenses shall be defined to mean those costs and expenses incurred or paid by LESSOR or LESSOR's agents of every kind and nature which LESSOR shall pay during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the property, including without limitation, any amounts paid for: (a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage, and lease the Property, (c) insurance applicable to the Property, not limited to the amount of coverage LESSOR is required to provide under the Lease, (d) supplies, tools, equipment and materials used in operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and (h) all services for the operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service and repair, window cleaning, trash removal, cleaning of walks, parking facilities and building walls, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs and walkways, re-paving and re-striping parking facilities, and roof repairs. If the property is not fully occupied during all or a portion of any calendar year, LESSOR may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. If LESSOR makes such an adjustment, LESSOR shall make a comparable adjustment for the Base Expense Year.

LESSOR:__________ LESSEE: [initials]

LESSEE's Prorata Share of Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property on the last day of the calendar year for which Operating Expenses are being determined. LESSEE acknowledges that the rentable area of the premises under this lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public common and service areas.

10. **Glass Insurance:**

LESSEE agrees that all plate/window glass in the LEASED PREMISES shall be at all times insured and LESSEE shall provide said insurance and be responsible therefore.

11. **Alterations and Additions:**

(A) LESSEE shall not, without LESSOR's prior written consent, make any alteration, improvements, additions or utility installations in, on, or about the LEASED PREMISES. LESSEE agrees not to paint any stained woodwork without LESSOR's prior written consent. In the event LESSEE installs blinds or other window coverings approved by LESSOR they shall upon installation become the sole property of the LESSOR and shall not be removed unless requested by LESSOR in writing. As used in this Paragraph 11(A), the term "utility installations" shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring. As a condition to giving such consent, LESSOR may require that LESSEE agree to remove at LESSEE's expense, any such alteration improvements, additions or utility installations at the termination of the lease, and to restore the LEASED PREMISES to their prior condition. As a further condition to giving such consent, LESSOR may require LESSEE to provide LESSOR, at LESSEE's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure LESSOR against any liability for mechanic's and materialmen's liens and to insure completion of the work. In any event, LESSEE agrees to hold LESSOR harmless from any damage caused by the filing of mechanic's or materialmen's liens against the BUILDING. LESSEE further agrees to cure any such liens immediately; failure to do so shall constitute a default under this lease.

(B) Unless LESSOR requires their removal, as set forth in Paragraph 11(A), all alterations, improvements, additions and utility installations (whether or not such utility installations constitute trade fixtures of the LESSEE), which may be made on the LEASED PREMISES shall become the property of LESSOR and remain upon and be surrendered with the LEASED PREMISES at expiration of the term. Notwithstanding the provisions of this Paragraph 11(B), LESSEE's machinery and equipment, other than that which is affixed to the LEASED PREMISES so that it cannot be removed without material damage to the LEASED PREMISES, shall remain the property of LESSEE and may be removed by LESSEE subject to the provisions of Paragraph 14.

12. **Signs:**

LESSEE agrees that it will place no advertising, notice or other signs in, or on, or about the LEASED PREMISES without the prior written consent of LESSOR. If consent is granted, such signs shall be installed and maintained at LESSEE's expense. LESSOR requires that such signs be removed at LESSEE's expense upon termination of the lease and that all holes be patched and painted to LESSOR's satisfaction.

LESSOR:__________ LESSEE: HG

13. **Fire or Casualty:**

(A) If the LEASED PREMISES are wholly or partially destroyed by fire or other casualty covered by the usual form of fire and extended coverage insurance rendering them untenantable, LESSOR shall rebuild, repair or restore the LEASED PREMISES to substantially the same condition as when the same were furnished to LESSEE and the lease shall remain in effect during such period. In the event of total destruction, rent shall abate during the period of reconstruction; and in the event of partial destruction, rent shall abate pro-rata during the period of reconstruction according to the ratio between square footage of the damaged area versus the total square footage of the LEASED PREMISES. In any case, if repairs cannot be made within sixty days, the lease may be canceled by either party. In the event, however, that the BUILDING containing the LEASED PREMISES is damaged or destroyed to the extent of more than one third of its replacement cost, LESSOR may elect to terminate this lease upon notification of LESSEE within thirty (30) days of said destruction.

(B) LESSEE shall indemnify and save harmless the LESSOR from and against any and all loss, damage, liability, costs, expenses and judgements occasioned by or growing out of, or arising or resulting from, the LESSEE'S use and occupancy of said premises and/or any tortious or negligent act or default of the LESSEE, its agents, and/or employees, and in evidence hereof LESSEE agrees to cause to be executed and remain in effect during the term of this lease, a policy of comprehensive public liability Insurance with limits of not less than $1,000,000.00 wherein LESSOR and LESSOR'S AGENT shall be named as additional insureds to protect LESSOR and LESSOR's Agent from any and all damages, actions, causes of action, liabilities and expenses of every kind which may arise as a result of the use and occupancy of the demised premises by LESSEE, his Agents, Servants, Employees, Invitees, and Clients or Customers. Such insurance will further insure LESSOR and LESSEE against liability for property damage of not less than $100,000.00 or an amount equal to $125 per rentable square foot of the Leased Premises, whichever is greater, and name LESSOR and LESSOR's Agent as additional insured. The limits of such insurance shall not, however, limit the liability of LESSEE hereunder. In the event that the Premises constitute a part of a larger property, such insurance will have a Landlord's Protective Liability Endorsement issued in connection therewith. Proof of insurance must be given to LESSOR or LESSOR's Agent prior to occupancy and written notice must be given to LESSOR or LESSOR's Agent a minimum of thirty (30) days prior to termination of this insurance policy. LESSEE hereby agrees and warrants to LESSOR that any fire insurance policy carried by LESSEE insuring LESSEE's property located in or upon the LEASED PREMISES shall contain a provision whereby the insurance carrier waives any right of subrogation against the LESSOR. LESSEE will be responsible to insure any personal property placed in or on the Premises by LESSEE and waives all claims against LESSOR to any damage or loss to any such property. Failure to comply with the insurance requirements shall constitute an event of default under the lease.

14. **Covenants by LESSEE to Return Premises in Good Condition:**

At such time as this lease agreement expires or is for any reason terminated, LESSEE shall forthwith surrender and deliver peaceable possession of said LEASED PREMISES to LESSOR in as good condition as they were at the date of the commencement of this lease agreement, including carpet shampoo clean, clean blinds/window coverings, clean and sanitized restroom (if any), except for wear and tear from ordinary reasonable use, damage by fire not arising through fault or neglect of LESSEE and damage occasioned by an act of God. Provided the LESSEE is not in default hereunder, the LESSEE shall have the right to remove from the LEASED PREMISES or the BUILDING any trade fixtures or personal property of the LESSEE in the LEASED PREMISES, unless said property is permanently affixed to the real property, i.e.: walls, doors, locks, draperies, drapery rods, blinds, carpet, built-in cabinets or things of a like nature. LESSEE shall repair any damage to the LEASED PREMISES or BUILDING occasioned by the removal of any personal property as permitted herein or by such removal as may be required under Paragraph 11 (A) or Paragraph 12, which repair shall include the patching and filling of holes and repair of structural damage and any other repair which shall reasonably be required by the LESSOR. All window coverings are the property of the LESSOR and shall not be removed without express written permission or request from LESSOR.

LESSOR:________ LESSEE: HG

15. **Default:**

(A) A Default shall have occurred in the event LESSEE fails to pay any rental due hereunder, or fails to keep and perform any of the other terms or conditions hereof. Time being of the essence hereunder, then 10 calendar days from written Notice of Default from LESSOR, the LESSOR may, if such default has not been corrected or arrangements made for said correction, resort to any and all legal remedies or combination of remedies which LESSOR may desire to assert including but not limited to one or more of the following: (1) lock the doors of the LEASED PREMISES and exclude LESSEE therefrom; (2) retain or take possession of any property on the LEASED PREMISES pursuant to LESSOR's Landlord's Lien; (3) enter the LEASED PREMISES and remove all persons and property therefrom; (4) declare the lease at an end and terminated; (5) sue for the rent due and to become due under the lease, and for any damages sustained by LESSOR; (6) continue the lease in effect and relet the LEASED PREMISES on such terms and conditions as LESSOR may deem advisable with LESSEE remaining liable for the monthly rent, plus the reasonable cost of obtaining possession of the LEASED PREMISES for reletting, if any; and (7) declare LESSEE's security deposit forfeited and nonrefundable.

No action of LESSOR shall be construed as an election to terminate the lease unless written notice of such intention be given to LESSEE. LESSEE agrees to pay as additional rental, all costs and expenses including, but not limited to, attorneys' fees incurred by LESSOR in enforcing any of its rights and remedies under this lease. The ten (10) days shall begin on the date the Notice Of Default is deposited in the U.S. Mail which shall also be the date on the notice.

(B) If LESSOR shall default in performing its obligations under this lease, LESSEE shall give LESSOR written notice of the deficiency, and LESSOR shall, within twenty days of such written notice, correct the same or make arrangements to correct the same, and if not corrected or arrangements made within such period and such breach is a material breach, LESSEE may terminate this lease or take such other legal steps to which it may be entitled, including but not limited to, damages and specific performance.

(C) LESSOR shall not be obligated to give written notice of any LESSEE default more than three (3) times in any 12 month period. For each written notice of default that LESSOR sends to LESSEE in connection with LESSEE's breach of any obligation or condition of this lease, LESSEE shall pay to LESSOR, as additional rent, the sum of $50.00 (subject to increase over term), due and payable by LESSEE together with the next due installment of base rent. If LESSOR is required to give LESSEE more than three (3) written notices of default in any 12 month period of the term, then LESSEE shall pay to LESSOR, as additional rent, the sum of $75.00 (subject to increase over the term) for each default notice sent, due and payable by LESSEE together with the next due installment of base rent.

16. **Storage of LESSEE's Property:**

Upon termination of this lease for any cause whatsoever, or upon abandonment of the LEASED PREMISES or non-occupation of the LEASED PREMISES by LESSEE while in default for a period of (30) thirty days or after ten day default notice under Paragraph 15 of this lease, any property left in the BUILDING or the LEASED PREMISES by LESSEE may be removed by LESSOR and stored in any public warehouse, in the name of the LESSEE, at LESSEE's expense, in accordance with and subject to the terms of any form of storage contract used by the warehouse company operating said warehouse.

17. **No Waiver:**

Waiver of a default shall not imply waiver of any future default by the same party or excuse compliance with the terms and conditions of this lease.

LESSOR:__________ LESSEE: HL

18. **Limitation of LESSOR's Liability:**

(A) LESSEE covenants to hold LESSOR harmless from all loss or damage resulting from LESSEE'S violation of any term or provision of this lease, the use, misuse or neglect of the LEASED PREMISES and/or appurtenances, and/or from claims arising out of any alleged defective or unsafe condition thereof resulting from any default on the part of LESSEE. LESSOR shall neither be liable to LESSEE nor to any other person for any damage or injury occasioned by any defect in the LEASED PREMISES, the bursting or leaking of any gas, water or steam pipe, or other pipes, plumbing or sewerage, or by the overflow of any tank or closet, nor for any other damages occasioned by water in, above, upon or about the LEASED PREMISES or through any skylight or trapdoor or otherwise. Nothing in this paragraph is intended to release the LESSOR from any liability arising from any negligence on the part of the LESSOR.

(B) The obligations of the LESSEE in this lease to pay rent and perform all the other covenants herein shall in no wise be affected, impaired, or excused in the event the LESSOR from time to time, in spite of the exercise of reasonable diligence, is unable to fulfill any of LESSOR's obligations under this lease or is unable to supply or is delayed in supplying, any service expressly or implied to be supplied, or is unable to make or is delayed in making any construction, reconstruction, repair, alteration, addition or decoration or is unable to supply, or is delayed in supplying any equipment or fixtures and the LESSOR is prevented or delayed from so doing any of the foregoing by reason of strikes, labor troubles, or any outside cause whatsoever, including, but not limited to federal, state, county or municipal governmental action, or by reason of any rule, order or regulation of any department or subdivision of any such governmental agency, or by any reason the condition of supply which has been or is affected by war or other emergency, including actions of the United Nations to which the United States of America is a party.

19. **Prohibition Against LESSEE Assigning or Subleasing:**

(A) LESSEE agrees not to assign or sublet in whole or part any portion of the LEASED PREMISES without the prior written consent of LESSOR, which consent LESSOR agrees will not be unreasonably withheld. Any assignee or sub-LESSEE, however, must agrees to abide by all of the terms of this lease. Consent to an assignment by LESSOR shall not relieve the LESSEE herein from any of its obligations assumed under this lease. An assignment by operation of law shall be subject to the same conditions and restrictions as an assignment by the LESSEE. Any assignment or sublease not made in conformity with the foregoing shall be void.

(B) If LESSEE shall make any sublease of the LEASE PREMISES, in whole or in part, and shall, while such sublease shall be in effect, surrender all rights under this lease, LESSOR upon such surrender may, at its election, either treat such surrender as an assignment of the rights of LESSEE against subtenants, and in such event the latter shall be deemed without further act to have become the tenant of LESSOR, or LESSOR shall have the right by written notice served upon such subtenant, at or any time after such surrender, to declare all rights of such subtenant in and to the LEASED PREMISES terminated and cancelled, and such subtenant shall there upon forthwith quit and surrender the same.

20. **Eminent Domain:**

In the event any portion of the LEASED PREMISES is taken from LESSEE under eminent domain proceedings, LESSEE shall have no right, title or interest to any award made for such taking, except any award for fixtures and improvements installed by LESSEE.

LESSOR:__________ LESSEE: [signature]

21. **Covenant of Quiet Possession:**

Subject to provisions herein for subordination, in consideration of the execution hereof by the parties hereto, the LESSOR does expressly covenant with the LESSEE that the LESSOR is well and truly seized of the fee title the LEASED PREMISES herein let; that the said LESSEE, by paying the rent and observing and performing the covenants herein reserved and contained, shall peaceably and quietly enjoy the LEASED PREMISES herein let, and shall not be disturbed by any act of the LESSOR or any person claiming under the LESSOR.

22. **Subordination:**

LESSOR and LESSEE agree that this lease shall not be terminated nor shall the leasehold estate granted by this lease be affected in any other manner (a) in any foreclosure or any action or proceeding instituted under or in connection with any mortgage or deed of trust affecting the LEASED PREMISES, or (b) in case the mortgagee or beneficiary under any mortgage or deed of trust affecting the LEASED PREMISES takes possession of the LEASED PREMISES pursuant to any provisions of the mortgage or deed of trust, unless the LESSOR would have had such right even if the mortgage or deed of trust had not been made. However, the party acquiring the interests of the LESSOR as a result of any such action or proceeding, his successors and assigns (herein called the "PURCHASER") shall not be (a) liable for any act or omission of any prior LESSOR (including LESSOR), or (b) subject to any offsets or defenses which LESSEE might have against any prior LESSOR (including LESSOR), or (c) bound by any rent or additional rent which LESSEE might have paid for more than the current month to any prior LESSOR (including LESSOR) or (d) bound by any amendment or modification of the lease made without LESSOR obtaining the mortgagee's or beneficiary's prior written consent. LESSEE agrees that LESSEE shall attorn to the PURCHASER and recognize such PURCHASER as LESSOR under this lease.

23. **Time of Essence, Succession, etc.:**

Time is of the essence of this lease and of every covenant of LESSEE. Each and all of the terms, conditions, covenants and obligations hereof shall inure to the benefit of and bind the heirs, executors, administrators, successors, and assigns of the parties hereto and all persons holding under or through any of them. All the LESSEE's covenants hereunder, including those against assignment and subletting, are continuing and binding without exception upon all who take or acquire any interest hereunder. Every person taking any interest hereunder shall by virtue of the taking or acceptance of such interest and without further act be deemed to have assumed and agreed to perform all of the covenants and obligations of the LESSEE hereunder to the same extent as though such person had personally executed this lease. Such liability shall be and at all times (irrespective of any subsequent transfer) shall continue to be that of a principal and of a surety. LESSOR shall not be obligated to pursue or exhaust its rights or remedies against any of such persons prior to enforcing the same against others liable for the performance of such covenants or obligations, but may, at its sole election, proceed against any one or more or all, compromise or settle with and/or release any one or more thereof, without affecting or impairing any of its rights against others liable hereunder. Nothing in this paragraph shall be construed as conferring any right to transfer or assign any interest under this lease. All rights and interest of LESSOR hereunder shall be fully transferable.

24. **Captions:**

The captions appearing in this lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of this lease.

LESSOR:__________ LESSEE: [initials]

25. **No Agreements or Representation:**

(A) This lease contains the entire agreement between the parties hereto and shall not be modified, in any manner, except by an instrument in writing signed by the parties hereto.

(B) It is agreed between the LESSOR and LESSEE that except as may be hereinafter specifically provided, neither party to this lease has agreed to any renewal or extension of the term of this lease.

26. **Partial Invalidity Clause; Governing Law:**

Any portion of this lease which now or hereafter is contrary to any law, order, regulation, ordinance or requirement of any governmental unit or subdivision, whether the same be now in force or be enacted or promulgated in the future, shall be deemed stricken from this lease without impairing the validity of the remainder of this lease. Arizona law shall govern this Lease.

27. **Showing of Premises to Prospective Buyers, Mortgagees, or LESSEEs:**

From time to time during the existence of this lease, the LESSOR shall have the right at reasonable times, during normal business hours and without interfering with the business of the LESSEE, to enter and show the LEASED PREMISES to prospective buyers, mortgagees or LESSEEs.

28. **Notices:**

Any notices or demands to be given hereunder shall be given to LESSOR at 14415 N. 73rd Street, Suite #100, Scottsdale, Arizona 85260 , to LESSEE at ______________________________ ______________________________, (or any such other address as either shall designate) and shall be given by depositing in the U.S. Mail. If LESSEE's address is not specified above then all notices will be delivered to the LEASED PREMISES.

29. **Holding Over:**

If LESSEE holds over after the term hereof, LESSEE shall be deemed a month-to-month tenant and shall pay LESSOR a monthly rental one and one half times the amount of the rental payable during the term hereof, but nothing herein shall imply LESSOR's consent to LESSEE's holding over.

30. **Hazardous Materials:**:

LESSEE shall not cause or permit to be released (whether by way of uncapping, pouring, spilling, spraying, spreading, attaching, or otherwise) into or onto the Premises, or the Buildings, or the Center or the Common Areas (including the ground and ground water thereunder and the sewer and drainage systems therein) any hazardous substances (as defined or established from time to time by applicable local, state or federal law). LESSEE shall immediately notify LESSOR if any such release occurs, and, as to such release that has been caused or permitted by LESSEE; (I) LESSEE shall immediately and entirely remove such released hazardous substance, and in a manner fully in compliance with all laws pertaining to the removal and storage or deposit thereof; and (ii) LESSEE hereby agrees to hold LESSOR harmless of and from any liability, public or private, resulting to LESSOR as a result of such release. Further, LESSEE shall, upon LESSOR's demand and at LESSEE's sole expense, demonstrate to LESSOR (through such tests, professional inspections, sampling or otherwise as is, in LESSOR's sole judgement, sufficient for the purpose) that LESSEE has not caused or permitted any such release of hazardous substances.

31. **Disclosure:**

Los Arcos Realty & Management represents the Landlord exclusively.

LESSOR:__________ LESSEE: HG

IN WITNESS WHEREOF:

The parties hereto have executed this lease or caused this lease to be executed by their duly authorized representatives the day and year first above written.

LESSOR: **BATES FAMILY LIMITED PARTNERSHIP dba AIRPARK GROUP #1**

BY:______________________________ DATE:____________
Authorized Agent For Owner

LESSEE: **I CORE CONNECT INC., a Nevada Corporation**

BY: Harold Goetsch DATE: 09JUN2021
Harold Goetsch, ~~CEO~~ CFO

Pursuant to Paragraph 23 herein I, ______________________, do hereby agree to perform all of the covenants and obligations of the LESSEE hereunder to the same extent as though I had personally executed this lease.

GUARANTOR:____________________________ DATE:____________

(LAPC104ICORELease6.1.21)

TENANT RULES AND REGULATIONS

The following rules and regulations are binding upon the LESSEE and its principals, employees, guest, clients, invitees, and agents.

1. **PARKING**: Driveways shall be kept free of parked vehicles. LESSEE shall obey all parking control measures placed into effect by LESSOR. No trucks over 3/4 ton, trailers, boats, campers or motorhomes shall be parked on the premises by LESSEE or its Employees or Agents, except for regulated commercial carriers making delivery or pick-up.

2. **COMMON AREAS**: Sidewalks shall not be obstructed in any manner. No materials, supplies, merchandise or displays shall be placed outside the LESSEE's LEASED PREMISES.

3. **SIGNS**: LESSOR reserves the right to specify the location, design, size, color and material for LESSEE's identification signs and logos and LESSEE shall obtain LESSOR's written approval of proposed sign and location prior to manufacture.

4. **KEYS & SECURITY**: LESSEE accepts sole responsibility for the security of its LEASED PREMISES and agrees not to change locks without the LESSOR's consent. All approvals are given with the condition that the lock must remain on the master key. All keys shall be returned to LESSOR upon termination.

5. **MOVING**: All moving of furniture, equipment, fixtures, etc., into or out of the LEASED PREMISES, is the LESSEE's sole responsibility and LESSEE shall repair any damage done. All such activity shall be done at a time and in a manner as not to adversely affect other tenant's enjoyment of the premises.

6. **MAINTENANCE REQUESTS**: LESSEE shall give LESSOR prompt notice of any defects in the LEASED PREMISES structures, utilities, or common areas. Maintenance personnel under contract with LESSOR are not authorized to perform work other than authorized by LESSOR.

7. **TENANT PREMISES STANDARDS**: No awning, shade, curtains, draperies, carpeting, blinds, wall coverings, paneling, signs, decorations or advertising materials shall be painted on or affixed to any part of the interior or exterior of the LEASED PREMISES, including glass surfaces, except by written consent of the LESSOR and except if it be of such color, material, texture, quality and size and in such location as is approved by the LESSOR in writing.

8. **UTILITY CONSERVATION**: Electric power is furnished for lighting and normal office and business machines served by standard 110 volt outlets. Special electric equipment may be installed and used only with the specific written consent of LESSOR. Multiple extension cords are prohibited. Outside doors shall not be "blocked" in the open position during the heating or cooling seasons. LESSEE shall not leave the HVAC unit running when not in the suite and shall set the thermostat up to 82 degrees in the summer months when not in the suite and to 62 degrees in the winter months.

9. **COMMON RESTROOMS:** The restrooms are solely for the convenience of tenants,their clients and employees. All restrooms shall remain locked at all times. LESSEE is responsible for control of restroom key furnished by LESSOR. Restroom supplies shall not be removed for use in the LEASED PREMISES.

10. **EXTERIOR LIGHTS**: All exterior lighting shall be under LESSOR's sole control.

LESSOR:__________ LESSEE: HG